Exhibit 23



   INDEPENDENT AUDITORS' CONSENT


   First Health Group Corp.:

   We consent to the incorporation by reference in the Registration Statements of First Health Group Corp. on Form S-8 (file numbers 33-26639, 33-26640, 33-42902, 33-43806, 33-43807, 33-87986, 33-62747, 333-
   31893, 333-68941 and 333-68943) of our reports dated February 19,  1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. for the year ended December 31, 1998.




   DELOITTE & TOUCHE LLP

   Chicago, Illinois
   March 23, 1999